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                                                                    EXHIBIT 99
                                                                    ----------

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
           ----------------------------------------------------------



                               DECEMBER 31, 2001
                               -----------------

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)



1.    Statement of Cash Available for Distribution for the:

                                                                                    Year Ended           Three Months Ended
                                                                                December 31, 2001        December 31, 2001
                                                                              -----------------------  -----------------------
           Net Income (Loss)                                                  $              142,000   $             (192,000)

           Add:  Equity in losses of Local Limited Partnerships                               14,000                   14,000
                 Depreciation                                                                231,000                   81,000
                 Cash from reserves                                                                -                  124,000

           Less: Cash to reserves                                                           (198,000)                       -
                                                                              -----------------------  -----------------------

           Cash Available for Distribution                                    $              189,000   $               27,000
                                                                              =======================  =======================

           Distributions allocated to General Partners                        $               14,000   $                2,000
                                                                              =======================  =======================

           Distributions allocated to Limited Partners                        $              175,000   $               25,000
                                                                              =======================  =======================

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2001:

          Entity Receiving                             Form of
            Compensation                             Compensation
      --------------------------    -----------------------------------------------                    -----------------------
      General Partners              Interest in Cash Available for Distribution                         $               2,000


      WFC Realty Co., Inc.          Interest in Cash Available for Distribution                         $                   5
      (Initial limited partner)